UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2021

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Stock Yards Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Kentucky	001-13661	61-1137529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street,

Louisville, Kentucky 40206

(Address of Principal Executive Offices) (Zip Code)

(502) 582-2571

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SYBT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Yards Bancorp, Inc. (the “Company”) and Kentucky Bancshares, Inc. (“Kentucky Bancshares”) completed their previously-announced merger effective as of May 31, 2021.  In accordance with the terms of the Agreement and Plan of Merger dated as of January 27, 2021, by and among the Company, Kentucky Bancshares and H. Meyer Merger Subsidiary, Inc. (the “Merger Agreement”), the Company’s board of directors has elected two former directors of Kentucky Bancshares, Edwin S. Saunier and Shannon B. Arvin, to the boards of directors of the Company and its wholly-owned banking subsidiary, Stock Yards Bank & Trust Company (the “Bank”), effective July 20, 2021.

Mr. Saunier, 63, elected to the Kentucky Bancshares board in 2007, currently serves as President of Saunier North American, Inc., a moving and storage company. Mr. Saunier is a member of the Policy Council of Commerce Lexington in Lexington, Kentucky, Past Chairman of the Winchester Clark County Chamber of Commerce in Winchester, Kentucky, founder of Leadership Winchester and Past President of Thoroughbred Club of America.  He will serve as a member of the Risk Committee and the Compensation Committee of the Company’s board of directors.

Ms. Arvin, 46, elected to the Kentucky Bancshares board in 2019, currently serves as the eighth President & CEO of the Keeneland Association. Prior to this, Ms. Arvin was a member of the Lexington, Kentucky law firm of Stoll Keenon Ogden, and served on the firm’s Board of Directors and Executive Committee.  Ms. Arvin also served as corporate counsel to Keeneland since 2008, and as secretary and member of Keeneland’s Board of Directors since 2015. Also, Ms. Arvin currently holds the following positions: Trustee of The Lexington School, and Thoroughbred Owners and Breeders Association, Member of The Jockey Club, Board and Executive Committee Member of the Gluck Equine Foundation, Board Member of Bluegrass Care Navigators, Thoroughbred Racing Associations/Thoroughbred Racing Protective Bureau, and the National Thoroughbred Racing Association. She will serve as a member of the Nominating and Corporate Governance Committee of the Company’s board of directors and the Trust Committee of the Bank’s board of directors.

As members of the Board, each of Mr. Saunier and Ms. Arvin will be entitled to receive compensation from the Company in accordance with its standard director compensation program.  The compensation received by the Company’s directors for 2020 is described in the Company’s definitive proxy statement relating to its 2021 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 12, 2021. The Company anticipates that each new director will be granted the customary Stock Appreciation Rights for 1,000 shares of the Company’s common stock. This grant will have a ten-year term, will vest at the rate of 20% per year, and will have a strike price of 100% of the closing market price of the Company's common stock on the grant date. They may receive additional stock options and/or grants in the future as approved by the Board of Directors. As with the Company's other directors, these new Directors will execute an indemnification agreement between themselves, the Bank, and the Company.

Except as set forth in the Merger Agreement, there are no understandings or arrangements with any person regarding the new directors’ election to the Board, and there are no family relationships between either of them and any other officer or director of the Company. The Bank has had and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and the Bank, their associates and corporations with which they are connected. Any lending transactions with the new directors in the future will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank or the Company.

Item 8.01. Other Events.

On June 1, 2021, Stock Yards Bancorp, Inc. issued a press release announcing the completion of the acquisition of Kentucky Bancshares, Inc., the holding company for Kentucky Bank, on May 31, 2021. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release of Stock Yards Bancorp, Inc. dated June 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stock Yards Bancorp, Inc.

Date: June 1, 2021	By:	/s/ T. Clay Stinnett
T. Clay Stinnett
Executive Vice President, Treasurer and Chief Financial Officer